Property & Casualty and Life Direct & Assumed Written Premium 1. Focus on Specialized Products ($ in millions) Sept. 30, 2002

Property & Casualty and Life Direct & Assumed Written Premium 2. Employ Multiple Distribution Channels Dec 31, 2000 9/02 12/00

Investment Portfolio At 9/30/02 $600mm or 84% fixed income "AA" average quality 3.8 years average duration $120mm or 16% equities High Quality Diversified Investment Portfolio